                                                                                                                         EXHIBIT 16

                                       INVESTMENT PERFORMANCE -- EV CLASSIC HIGH INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the 1, 5, and 10 year periods ended March 31, 1997.  Total return for the period prior to the
Fund's commencement of operations is for the Portfolio (or its predecessor) adjusted for the Fund's sales charge.



                                         VALUE OF A $1,000 INVESTMENT


                                VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     EXCLUDING SALES CHARGE    INCLUDING SALES CHARGE
PERIOD            DATE          ON 03/31/97    ON 03/31/97    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

10 YEARS ENDED
03/31/97          03/31/87      $2,220.08      $2,220.08      122.01%     8.30%         122.01%     8.30%

5 YEARS ENDED
03/31/97          03/31/92      $1,588.87      $1,588.87      58.89%      9.70%         58.89%      9.70%

1 YEAR ENDED
03/31/97          03/31/96      $1,114.35      $1,104.35      11.44%      11.44%        10.44%      10.44%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based the ending investment value before deducting the CDSC.

                                                                      Exhibit 16





                           EV CLASSIC HIGH INCOME FUND
                              CALCULATION OF YIELD



            For the 30 days ended 3/31/97:

                         Interest Income:                          $147,729
Plus                       Dividend Income:                        $0
                                                                   ---------
Equal                      Gross Income                             $147,729

Minus                    Expenses:                                   $44,812
                                                                   ---------
Equal                    Net Investment Income:                    $102,917

Divided by                Average daily number of shares
                              outstanding that were entitled
                              to receive dividends                 1,783,042
                                                                   ---------
Equal        Net Investment Income Earned Per Share                $0.0577

             Net Asset Value Per Share 3/31/97                     $9.8400

                                            30 Day Yield*            7.14%



*  Yield is calculated on a bond equivalent rate as follows:
          6
       2[(($0.0577/$9.84)+1) -1]

                                       INVESTMENT PERFORMANCE -- EV MARATHON HIGH INCOME FUND

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the 1, 5, and 10 year periods ended March 31, 1997.




                                         VALUE OF A $1,000 INVESTMENT


                                VALUE OF       VALUE OF
                                INVESTMENT     INVESTMENT          TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    BEFORE CDSC    AFTER CDSC     EXCLUDING SALES CHARGE    INCLUDING SALES CHARGE
PERIOD            DATE          ON 03/31/97    ON 03/31/97    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

10 YEARS ENDED
03/31/97          03/31/87      $2,250.41      $2,250.41      125.04%     8.45%         125.04%     8.45%

5 YEARS ENDED
03/31/97          03/31/92      $1,610.68      $1,591.11      61.07%      10.00%        59.11%      9.73%

1 YEAR ENDED
03/31/97          03/31/96      $1,113.67      $1,063.67      11.37%      11.37%        6.37%       6.37%


Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC *


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period after deducting the CDSC **
                         P         =  an initial investment of $1,000


 *  The average annual total return not including the CDSC is calculated based the ending investment value before deducting the CDSC.

**  The cumulative total return not including the CDSC is calculated based the ending investment value before deducting the CDSC.

                                                                      Exhibit 16





                          EV MARATHON HIGH INCOME FUND
                              CALCULATION OF YIELD



                  For the 30 days ended 3/31/97:

                      Interest Income:                         $5,045,133
Plus                      Dividend Income:                     $0
                                                               ----------
Equal                     Gross Income                         $5,045,133

Minus                       Expenses:                           $816,321
                                                               ----------
Equal               Net Investment Income                      $4,228,812

Divided by          Average daily number of
                      outstanding that were entitled
                      to receive dividend                      82,729,230
                                                               ----------
Equal             Net Investment Income Earned Per Share       $0.0511

                  Net Asset Value Per Share 3/31/97            $7.2200

                                      30 Day Yield:              8.65%



*  Yield is calculated on a bond equivalent rate as follows:
          6
       2[(($0.0511/$7.22)+1) -1]